Exhibit 3.2(b)
   Amendment to Certificate of Incorporation of the Company, filed May 9, 1996

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  PLAY CO. TOYS

         Under Section 242 of the Delaware Corporation Law:

         The undersigned, for the purpose of amending the Certificate of Incorporation of Play Co. Toys, does hereby certify and set forth:

                                  ARTICLE FIRST

         The name of the Corporation is PLAY CO. TOYS

                                 ARTICLE SECOND

         The Certificate of Incorporation was filed by the Department of State on June 15, 1994.

                                  ARTICLE THIRD

         The amendment to the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to authorize (i) a change in the name of the Corporation from Play Co. Toys to Play Co. Toys & Entertainment Corp., (ii) one share of a Series D Preferred Stock, (iii) 1,000,000 shares of a Series E Preferred Stock, and (iv) an increase in the authorized number of shares of Common Stock from 10,000,000 to 30,000,000 shares, as follows:

         The Certificate of Incorporation of this Corporation is amended by changing Articles I and IV so that, as amended, said Articles shall read as follows:

THIRD

The name of the Corporation is Play Co. Toys & Entertainment Corp.

FOURTH

         A. Authorized Capital Stock. The total number of shares of all classes of capital stock which this Corporation shall have authority to issue is THIRTY-ONE MILLION FOUR HUNDRED SIXTY-NINE THOUSAND FOUR HUNDRED FORTY-FIVE (31,469,445) shares consisting of THIRTY MILLION (30,000,000) shares of Common Stock, par value $.01 per share (hereinafter, the "Common Stock") and ONE MILLION FOUR HUNDRED SIXTY-NINE THOUSAND FOUR HUNDRED FORTY-FIVE (1,469,445) shares of preferred stock, par value $.01 per share (hereinafter, the "Preferred Stock"), of which 469,444 shares have been designated the "Series B Preferred Stock," the relative rights, preferences, and limitations of which are as set forth in sub-paragraph (B) of this Article Fourth, one share has been designated "Series D Preferred Stock," the relative rights, preferences, and limitations of which are as set forth in sub-paragraph (C) of this Article Fourth and 1,000,000 shares have been designated "Series E Preferred Stock, " the relative rights, preferences, and limitations of which are as set forth in sub-paragraph (D) of this Article Fourth .

         B.       Series B Preferred Stock.

     (i) Designation. The designation of this series of Preferred Stock, par value $.01 per share, shall be the "Series B Preferred Stock."
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     (ii) Rank.  The Series B Preferred  Stock shall,  with respect to rights on liquidation, winding up, and dissolution, rank (a) junior to any other series of the Preferred Stock established by the Board of Directors and, if approved by the affirmative vote of the holders of the outstanding shares of the Series B Preferred Stock, the terms of which shall specifically provide that such series shall rank prior to the Series B Preferred Stock (any such other securities are referred to herein collectively as the "Senior Securities"), (b) on a parity with any other series of the Series Preferred Stock established by the Board of Directors, the terms of which shall specifically provide that such series shall rank on a parity with the Series B Preferred Stock (the Series B Preferred Stock and any such other securities are referred to herein collectively as the "Parity Securities"), and (c) prior to any other equity securities of the Corporation, including the Series D Preferred Stock and Series E Preferred Stock and Series E Preferred Stock and the Common Stock (all of such equity securities of the Corporation to which the Series B Preferred Stock ranks prior, including the Common Stock, are referred to herein collectively as the "Junior Securities").

     (iii) Dividends

     (a) Accrual of Dividends. The holders of the then outstanding shares of Series B Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends at the annual rate of $0.60 per share payable in cash as provided in Section (iii)(b) below. Such dividends shall accrue on each share from its issue date, and shall accrue, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any dividend period, at the rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. The data on which the Corporation initially issues any shares of the Series B Preferred Stock shall be deemed its "issue date" regardless of the number of times such share is transferred on the stock records of the Corporation or the number of certificates which may be issued to evidence such share.

     (b) (1) Dividends on the shares of the Series B Preferred Stock shall be payable in cash annually on each February 1 or such other date determined by the Board of Directors of the Corporation (each such date being hereafter referred to as a "Series B Dividend Payment Data") commencing on February 1, 1995. If the Board of Directors selects a date other than February 1, the Corporation shall deliver by regular mail notice to each record holder of the Series B Preferred Stock, and (2) Dividends shall be payable to each holder of record of the Series B Preferred Stock, the record date being either (A) the January 31 immediately preceding the Series B Dividend Payment Date, or (B) the date determined by the Board of Directors of the Corporation. If the Board of Directors determines the record date, the Corporation shall deliver by regular mail notice to each record holder to the Series B Preferred Stock.

     (c) Other Dividends. So long as any shares of the Series B Preferred Stock are outstanding, no dividend or other distribution shall be paid or declared and set apart for payment on the shares of Common Stock or any other class or series of capital stock of the Corporation without the written consent of the holders of a majority of the outstanding shares of the Series B Preferred Stock.

     (iv) Put.

     (a) Notice. On each February 1, 1995 and 1996, each of the holders of the Series B Preferred Stock may, at his option, require the Corporation to redeem one-half of the shares of Series B Preferred Stock originally issued to him, for a per share price equal to the sum of $1.00 plus all accrued but unpaid dividends on each share of the Series B Preferred Stock (the "Redemption Price"), upon the terms set forth below. A holder who desires to consummate such redemption shall give written notice (the "Put Notice") to the Corporation. Within five (5) days after receipt of a Put Notice, the Corporation shall deliver notice (the "Company Notice") to the other holders of the Series B Preferred Stock, which shall state that a holder of the Series B Preferred Stock has delivered a Put Notice. If any holder of the Series B Preferred Stock delivers a Put Notice within ten (10) days after delivery of the Company Notice, the Put Notice shall be deemed timely delivered; however, the Corporation shall not be required to deliver another Company Notice. If a holder does not exercise his rights hereunder, the number of shares which he was entitled to sell to the Corporation shall carry over to the next date on which he has a put right (for example, if he does not exercise his put right on February 1, 1995, he shall be entitled to sell all of the shares originally issued to him on February 1,
1996).

     (b) Payment. On the thirtieth day after delivery of the Company Notice pursuant to Section 2(a) above, the Corporation shall pay the Redemption Price to the holder of the Series B Preferred Stock in cash or by bank cashier's check provided that the holder of the Series B Preferred tock surrenders to the Corporation the certificate(s) representing such shares duly endorsed for transfer. For purposes of calculating the Redemption Price, dividends shall be deemed to cease accruing on the day before payment of the Redemption Price.

     (c) Limitation on Redemption. If the funds of the Corporation legally available for redemption of shares of the Series B Preferred Stock are insufficient to redeem the total number of such shares to be redeemed, those funds which are legally available will be used to redeem the maximum possible number of such shares, and if at the time of payment to one holder, the Corporation has received a Put Notice from another holder, then the funds available for redemption shall be applied ratably among such holders. The shares of the Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of the Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares set forth in the Redemption Notice which were not redeemed.

     (v) Redemption.

     (a) Notice. The Corporation may redeem all of the issued and outstanding shares of the Series B Preferred Stock for a per share price equal to the Redemption Price, upon the terms set forth below. If the Corporation desires to redeem the Series B Preferred Stock, it shall deliver notice (the "Redemption Notice") by regular mail to each holder of record of the Series B Preferred Stock at the address of each holder as it appears on the books of the Corporation. Dividends shall cease accruing on the date of the Redemption Notice.

     (b) Delivery of Certificates and Payment. On or before the tenth day after the date of the Redemption Notice (the "Period"), each holder of the Series B Preferred Stock shall deliver to the secretary of the Corporation at its principal office his certificate(s) for the Series B Preferred Stock, duly endorsed in blank (or accompanied by proper instruments of transfer). Upon such surrender, the holder thereof shall be entitled to receive payment of the Redemption Price for each share of the Series B Preferred Stock so surrendered. The Corporation shall make such payment within five days after the later of (i) the date on which the holder delivered such certificates or (ii) the last day of the Period.

     (vi) Preference on Liquidation.

     (a) Payment on Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holder of each share of the Series B Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus, or earnings, before any payment shall be made in respect of the Common Stock, an amount equal to the Redemption Price. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Preferred Stock the full amounts to which they shall be entitled, the holders of the Preferred Stock shall share ratably in any distribution of assets.

     (b) Merger and Consolidation. The merger or consolidation of the Corporation with another corporation in which the Corporation is not the surviving corporation or the sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution, or winding up of the Corporation as those terms are used in this Article IV.

     (c) Payment on Common Stock. Upon completion of the distributions required by Section 4(a) above, the holders of the Common Stock shall be entitled to receive ratably any remaining assets and funds of the Corporation available for distribution in connection with any such liquidation, dissolution, or winding up of the Corporation.

     (d) Determination of Value. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation which will involve the distribution of assets other than cash, the Board of Directors shall determine in good faith the value of the assets to be distributed to the holders of shares of the Series B Preferred Stock and the holders of shares of Common Stock.

     (vi) Voting Rights.

     (a) The holders of the Series B Preferred Stock shall not have any voting rights.

         C.       Series D Preferred Stock.

     (i) Designation. The designation of this series of Preferred Stock, par value $0.01 per share, shall be the "Series D Preferred Stock."

     (ii) Rank. The Series D Preferred Stock shall rank junior to the Series B Preferred Stock and the Series E Preferred Stock.

     (iii) Dividends.

     (a) The holder of the share of Series D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of 7%. The dividend is payable within 90 days of each year anniversary thereof (the "Series D Dividend Payment Date"), in preference to dividends on the Junior Securities. Such dividend shall be paid to the holder of record at the close of business on the date ten business days prior to the Series D Dividend Payment Dates, which dividend may be paid in cash or kind, at the discretion of the Corporation. Each of such dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the date such dividends are payable as herein provided.

     (b) If at any time the Corporation shall have failed to pay full dividends which have accrued (whether or not declared) on any Senior Securities, no dividend shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on the share of the Series D Preferred Stock or any other Parity Securities unless, prior to or concurrently with such declaration, payment, or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of Senior Securities shall have been or will be declared and paid or set apart for payment, without interest. No dividends shall be declared or paid or set apart for payment on any Parity or Junior securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. If any dividends are not paid in full, as aforesaid, upon the share of the Series D Preferred Stock and any other Parity Securities, all dividends declared upon the share of the Series D Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared on the share of Series D Preferred Stock and such other Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and such other Parity securities bear to each other. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock or any other Parity Securities which may be in arrears.

     (c) The holder of the share of the Series D Preferred Stock shall be entitled to receive the dividends provided for in paragraph (iii)(a) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

     (d) Subject to the foregoing provisions of this Section (iii), the Board of Directors may declare, and the Corporation may pay or set apart for payment, dividends and other distributions on any of the Junior Securities and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights, or options exercisable for or convertible into any of the Junior Securities, and the holder of the share of the Series D Preferred Stock shall not be entitled to share therein.

     (iv) Liquidation Preference.

     (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holder of the share of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $1,400,000 for the share outstanding, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, provided, however, that the holder of the outstanding share of the Series D Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities, if any, shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holder of the outstanding share of the Series D Preferred Stock or any other Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holder of the outstanding share of Series D Preferred Stock and the holders of outstanding shares of such other Parity Securities are entitled were paid in full.

     (b) For the purpose of this Article IV, neither the voluntary sale, conveyance, lease, exchange, or transfer (for cash, shares of stock, securities, or their consideration) of all or substantially all the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange, or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

     (v) Redemption. The share of Series D Preferred Stock is not redeemable by the Corporation.

     (vi) Conversion. The share of Series D Preferred Stock is not convertible into any securities of the Corporation.

     (vii) Voting Rights.

     (a) The holder of the Series D Preferred Stock shall have the right to vote at all meetings of the stockholders of the Corporation, or consent in writing in lieu of voting, or otherwise, solely for the election of the Corporation's Board of Directors.

     (b) At such times as the shares of Series D Preferred Stock is outstanding, the Board of Directors shall be comprised of such odd number of Directors as shall be fixed by the Board of Directors or as stated in the Corporation's Certificate of Incorporation, provided however, that such number of Directors shall not be less than three (3).

     (c) The holder of the share of Series D Preferred Stock, voting as a separate class, shall have the sole right to vote for or consent in writing in lieu of voting, and elect two-thirds (2/3) of the Directors of the Corporation, who shall be known as the Preferred Directors, and to remove any Preferred Directors with or without cause at any time and to fill all vacancies of Preferred Directors.

         D.       Series E Preferred Stock.

     (i) Designation. The designation of this series of Preferred Stock, par value $0.01 per share, shall be the "Series E Preferred Stock."

     (ii) Rank. The Series E Preferred Stock shall rank junior to the Series B Preferred Stock and senior to the Series D Preferred Stock.

     (iii) Dividends.

     (a) The holders of the shares of the Series E Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at $1.00 per share. The dividend is payable within 90 days of each year anniversary thereof (the "Series E Dividend Payment Date"), in preference to dividends on the Junior Securities. Such dividend shall be paid to the holder of record at the close of business on the date ten business days prior to the Series E Dividend Payment Dates, which dividend may be paid in cash or kind, at the discretion of the Corporation. Each of such dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the date such dividends are payable as herein provided.

     (b) If at any time the Corporation shall have failed to pay full dividends which have accrued (whether or not declared) on any Senior Securities, no dividend shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on the shares of the Series E Preferred Stock or any other Parity Securities unless, prior to or concurrently with such declaration, payment, or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of Senior Securities shall have been or are declared and paid or set apart for payment, without interest. No dividends shall be declared or paid or set apart for payment on any Parity or Junior securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. If any dividends are not paid in full, as aforesaid, upon the shares of the Series E Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Series E Preferred Stock and any other Parity

Securities shall be declared pro rata so that the amount of dividends declared per share on the Series E Preferred Stock and such other Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series E Preferred Stock and such other Parity Securities bear to each other. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the Series E Preferred Stock or any other Parity Securities which may be in arrears.

     (c) Holders of the shares of the Series E Preferred Stock shall be entitled to receive the dividends provided for in paragraph (iii)(a) hereof in preference to and in priority over any dividends upon the Series D Preferred Stock and any other Junior Securities.

     (d) Subject to the foregoing provisions of this Section (iii), the Board of Directors may declare, and the Corporation may pay or set apart for payment, dividends and other distributions on any of the Junior Securities and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights, or options exercisable for or convertible into any of the Junior Securities, and the holders of the shares of the Series E Preferred Stock shall not be entitled to share therein.

     (iv) Liquidation Preference.

     (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $1.00 per share for each share outstanding, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, provided, however, that the holder of the outstanding shares of the Series E Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities, if any, shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding shares of the Series E Preferred Stock or any other Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of the outstanding shares of Series E Preferred Stock and the holders of outstanding shares of such other Parity Securities are entitled were paid in full.

     (b) For the purposes of this Article IV, neither the voluntary sale, conveyance, lease, exchange, or transfer (for cash, shares of stock, securities, or their consideration) of all or substantially all the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange, or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

     (v) Redemption. The shares of Series E Preferred Stock are not redeemable by the Corporation.

     (vi) Conversion.

     (a) Subject to and upon  compliance  with the  provisions  of this  Section
(vi), the holder of a share of Series E Preferred Stock shall have the right, at such holder's option, at any time, commencing two years from issuance, terminating five years from issuance, to convert such share into twenty fully paid and non-assessable shares of Common Stock of the Corporation.

     (b) The holders of shares of the Series E Preferred Stock at the close of business on a Series E Dividend Payment Date shall be entitled to receive the dividend payable on such shares on the corresponding Series E Dividend Date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such Series E Dividend Payment Date (except that holders of shares called for redemption on a redemption date between such record date and the Series E Dividend Payment Date shall not be entitled to receive such dividend on such dividend payment date). However, shares of Series E Preferred Stock surrendered for conversion during the period between the close of business on any Series E Dividend Payment Date and the opening of business on the corresponding Series E Dividend Payment Date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Series E Dividend Payment Date. A holder of shares of Series E Preferred Stock on a Series E Dividend Payment Date who (or whose transferee) surrenders any of such shares for conversion into shares of Common Stock on a Series E Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series E Preferred Stock on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series E Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     (c) (i) In order to exercise the conversion privilege, the holders of each share of Series E Preferred Stock to be converted shall surrender the certificate representing such share at the office of the transfer agent for the Series E Preferred Stock, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Series E Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

     (ii) As promptly as practicable after the surrender of the certificate for shares of Series E Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate(s) for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section
(iv).

     (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series E Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person(s) shall be deemed to have become such holder(s) of record at the close of business on the next succeeding day on which such stock transfer books are open, and such notice is received by the Corporation. All shares of Common Stock delivered upon conversion of the Series E Preferred Stock will, upon delivery, be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

     (d) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common stock held in its treasury, or both, for the purposes of effecting conversions of the Series E Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series E Preferred Stock not theretofore converted. For purposes of this subsection (d), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series E Preferred Stock shall be computed as if at the time of computation of all such outstanding shares were held by a single holder.

     (vii) Voting Rights. The holders of the Series E Preferred Stock shall have no voting rights.

     E. Common Stock.

     (i) Dividends. Subject to the dividend and liquidation rights of the Series E Preferred stock, the holders of Common Stock shall be entitled to share equally all dividends declared and paid by the Corporation.

     (ii) Voting. The holders of record of Common Stock shall have one vote, on all matters upon which stockholders of the Corporation may vote, for each share of Common Stock held by them.

     (iii) Dissolution, Liquidation, Etc. In the event of the dissolution, liquidation, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and after the payment to the holders of the Preferred Stock as provided for in this Certificate of Incorporation, the remaining assets of the Corporation shall be distributed to the holders of Common Stock.


                                 ARTICLE FOURTH


     The amendments to the Articles of Incorporation set forth above was adopted on the 3rd day of May 1996, at a meeting of the Corporation's shareholders.

                                  ARTICLE FIFTH

     The amendments were approved by the shareholders. The number of votes cast for the amendments by the shareholders was sufficient for approval.

     IN WITNESS WHEREOF, the undersigned President of this Corporation has executed this Certificate of Amendment on this 3rd day of May 1996.

PLAY CO. TOYS



Richard Brady, President